EXHIBIT 12.2
                     TRITON ENERGY LIMITED AND SUBSIDIARIES
     COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE
                                    DIVIDENDS
                          (IN THOUSANDS, EXCEPT RATIOS)
                                   (UNAUDITED)



                                                                                                                   SEVEN MONTHS
                                                  THREE MONTHS ENDING                                                  ENDING
                                                       MARCH 31,                YEAR ENDING DECEMBER 31,             DEC. 31,
                                                   ----------------    -------------------------------------------

                                                     1999      1998       1998        1997      1996       1995        1994
                                                   --------  --------  ----------  ---------  ---------  ---------  ----------

Fixed  charges,  as  defined:
Interest charges                                   $ 9,740   $12,546   $  50,253   $ 50,625   $ 43,884   $ 41,305   $  20,285
Preference dividend requirements of the Company        180       187       3,061        400        985        802         449
Preferred dividend requirements of subsidiaries
  adjusted to pre-tax basis                            ---       ---         ---        ---        ---        ---         ---
                                                   --------  --------  ----------  ---------  ---------  ---------  ----------

Total fixed charges                                $ 9,920   $12,733   $  53,314   $ 51,025   $ 44,869   $ 42,107   $  20,734
                                                   ========  ========  ==========  =========  =========  =========  ==========

Earnings, as defined (2):
Earnings (loss) from continuing operations
  before income taxes, minority interest and
  extraordinary item                               $ 6,186   $48,008   $(238,609)  $ 16,896   $ 20,945   $ 16,600   $ (22,834)
Fixed charges, above                                 9,920    12,733      53,314     51,025     44,869     42,107      20,734
Less interest capitalized                           (3,390)   (7,137)    (23,215)   (25,818)   (27,102)   (16,211)    (11,833)
Plus undistributed (earnings) loss of affiliates       ---       ---         ---        ---       (118)     2,249       4,102
Less preference dividend requirements of the
   Company and its subsidiaries adjusted to
   pre-tax basis                                      (180)     (187)     (3,061)      (400)      (985)      (802)       (449)
                                                   --------  --------  ----------  ---------  ---------  ---------  ----------

                                                   $12,536   $53,417   $(211,571)  $ 41,703   $ 37,609   $ 43,943   $ (10,280)
                                                   ========  ========  ==========  =========  =========  =========  ==========

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
  AND PREFERENCE DIVIDENDS (1) (2)                     1.3       4.2         ---        0.8        0.8        1.0         ---
                                                   ========  ========  ==========  =========  =========  =========  ==========

                                                      YEAR
                                                     ENDING
                                                     MAY 31,
                                                       1994
                                                   ----------

Fixed  charges,  as  defined:
Interest charges                                   $  26,951
Preference dividend requirements of the Company          ---
Preferred dividend requirements of subsidiaries
  adjusted to pre-tax basis                              364
                                                   ----------

Total fixed charges                                $  27,315
                                                   ==========

Earnings, as defined (2):
Earnings (loss) from continuing operations
  before income taxes, minority interest and
  extraordinary item                               $ (23,104)
Fixed charges, above                                  27,315
Less interest capitalized                            (16,863)
Plus undistributed (earnings) loss of affiliates        (645)
Less preference dividend requirements of the
   Company and its subsidiaries adjusted to
   pre-tax basis                                        (364)
                                                   ----------

                                                   $ (13,661)
                                                   ==========

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
  AND PREFERENCE DIVIDENDS (1) (2)                       ---
                                                   ==========

____________________


(1) Earnings were inadequate to cover combined fixed charges and preference dividends for the years ended December 31, 1998, 1997 and 1996 by $264,885,000, $9,322,000 and $7,260,000, respectively, for the seven months ended December 31, 1994 by $31,014,000 and for the year ended May 31, 1994 by $40,976,000.

(2) Earnings reflect nonrecurring writedowns and loss provisions of $1,220,000 for the three months ended March 31, 1999, $348,064,000, $46,153,000 and $1,058,000 for the years ended December 31, 1998, 1996 and 1995, respectively, $984,000 for the seven months ended December 31, 1994 and $45,754,000 for the year ended May 31, 1994. Nonrecurring gains from the sale of assets and other gains aggregated $50,227,000 for the three months ended March 31, 1998, $125,617,000, $6,253,000, $22,189,000, $13,617,000 and $56,193,000 for
the years ended December 31, 1998, 1997, 1996 and 1995 and May 31, 1994, respectively. The ratio of earnings to combined fixed charges and preference dividends if adjusted to remove nonrecurring items, would have been 1.4 and 0.3 for the three months ended March 31, 1999 and 1998, respectively, 0.2, 0.7, 1.4 and 0.7 for the years ended December 31, 1998, 1997, 1996 and 1995, respectively. Without nonrecurring items, earnings would have been inadequate to cover combined fixed charges and preference dividends for the three months ended March 31, 1998 by $9,543,000, for the years ended December 31, 1998, 1997 and 1995 by $42,438,000, $15,575,000 and $10,723,000, respectively, for the seven months ended December 31, 1994 by $30,030,000 and for the year ended May 31, 1994 by $51,415,000.